EXHIBIT 99.2

Consolidated Report to the Financial Community
Third Quarter 2009
(Released October 27, 2009)(Unaudited)

HIGHLIGHTS	After-Tax EPS Variance Analysis	3rd Qtr.
	3Q 2008 Basic EPS – GAAP Basis	$1.55
	Special Items – 2008	(0.05)
▪ Normalized non-GAAP* earnings, excluding special items, were $1.11 per share for	3Q 2008 Normalized Earnings – Non-GAAP Basis*	$1.60
the third quarter of 2009, compared with $1.60 per share for the third quarter of 2008.	Distribution Deliveries	(0.08)
GAAP earnings for the third quarter of 2009 were $0.77 per share compared with $1.55	Ohio Utilities Distribution Rate Increase	0.05
per share in the prior year.	Ohio Delivery Service Improvement Rider	0.06
	Ohio Transition Cost Recovery Margin	(0.28)
3Q 2009 Results vs. 3Q 2008	Generation Gross Margin	(0.32)
	O&M Reductions	0.17
▪ Electric distribution deliveries declined 2.9 million megawatt-hours (MWH), or 10%,	Deferred Distribution Costs - OH (2008)	(0.09)
due to the economic downturn and mild weather in the FirstEnergy companies'	Pension Costs	(0.11)
service territories. Cooling-degree-days were 14% lower than the same period last	Depreciation	(0.04)
year and 17% below normal. Industrial deliveries decreased 1.4 million MWH, or 16% -	General Taxes	0.02
primarily related to reduced usage by steel and automotive customers. Commercial	Investment Income - NDT and COLI	0.25
deliveries declined 598,000 MWH, or 6%, while residential deliveries decreased	Financing Costs	(0.01)
834,000 MWH, or 8%.	Income Tax Adjustments (2008)	(0.12)
	Other	0.01
Lower distribution delivery revenues (excluding the impact of the Ohio rate increases	3Q 2009 Normalized Earnings - Non-GAAP Basis*	$1.11
noted below) reduced earnings by $0.08 per share. The majority of this decline was	Special Items - 2009	(0.34)
attributable to lower sales to residential customers, as a result of the unusually mild	3Q 2009 Basic EPS - GAAP Basis	$0.77
weather in the third quarter of 2009.

▪
The distribution rate increase for the three Ohio utilities increased earnings by $0.05 per share in the third quarter while the implementation of the Ohio delivery service improvement rider, effective in April 2009, increased earnings by $0.06 per share.

▪
In accordance with the Ohio Rate Certainty Plan (RCP), recovery of transition revenues for Ohio Edison Company (OE) and The Toledo Edison Company (TE) ended in December 2008, while recovery for The Cleveland Electric Illuminating Company (CEI) will extend through December 2010.  Lower transition revenues in the third quarter of 2009 reduced earnings by $0.45 per share.  This was offset by lower transition cost amortization in the third quarter of 2009, which increased earnings by $0.17 per share.

▪	Generation gross margin reduced earnings by $0.32 per share, as the result of several factors.

Consolidated electric generation sales decreased 3.8 million MWH, or 11%.  Retail generation sales decreased 3.1 million MWH, or 11%, while wholesale sales were down 724,000 MWH, or 10%, compared to the same period last year. (A Summary of Sources of Generation Sales and Power Purchases can be found on page 12.)

FirstEnergy Solutions Corp. (FES)-supplied generation sales decreased 5.3 million MWH, or 23%. Sales to the retail market declined 5.0 million MWH, or 27%, primarily due to FES supplying approximately 65% of the Ohio retail load in the third quarter of 2009 compared to nearly 100% of the Ohio load in the same period last year.  FES-supplied wholesale electricity sales decreased 259,000 MWH, or 6%, due in part to lower available economic generation during the third quarter of 2009.

Lower generation margins at the Ohio utilities, Metropolitan Edison Company (Met-Ed) and Pennsylvania Electric Company (Penelec) in the third quarter of 2009 reduced earnings by $0.07 per share due to the expiration in 2008 of more favorably-priced power supply agreements.  FES-supplied retail generation sales reduced earnings by $0.37 per share as lower volumes more than offset higher unit prices. The combination of the above items reduced retail generation revenues by $0.44 per share.

Higher wholesale revenues increased earnings by $0.09 per share.   The increase was attributable to higher PJM Reliability Pricing Model (RPM) capacity revenues at Met-Ed and Penelec ($44 million) in the third quarter of 2009 compared to the same period last year.  FES-supplied wholesale sales were slightly lower as reduced sales volume ($8 million) and lower energy prices ($9 million) offset higher PJM RPM capacity revenues ($16 million)

Lower fuel expenses, primarily due to reduced generation output, increased earnings by $0.11 per share.  Generation output in the third quarter of 2009 was 17.5 million MWH, a reduction of 4.7 million MWH, or 21%, compared to the same period last year, primarily due to economic factors in the third quarter of 2009.

Higher purchased power costs reduced earnings by $0.08 per share.  Lower FES power purchases ($68 million) more than offset higher PJM RPM capacity expenses ($56 million) and increased earnings by $0.02 per share.  Higher PJM RPM capacity expenses at Met-Ed and Penelec ($51 million) reduced earnings by $0.10 per share.

Generation Gross Margin EPS Summary

EPS	Revenues					Expense			Total
	FES Generation Sales		Utilities Retail	Wholesale Energy	PJM RPM Capacity	Fuel	Purchased Power	PJM RPM Capacity
	FES POLR	FES Retail
Rate Volume	$0.18	$0.06	($0.07)	($0.02)	$0.12	($0.12)	$0.03	($0.22)	($0.04)
	($0.67)	$0.06		($0.01)		$0.23	$0.11		($0.28)
Total	($0.49)	$0.12	($0.07)	($0.03)	$0.12	$0.11	$0.14	($0.22)	($0.32)

Consolidated Report to the Financial Community - 3rd Quarter 2009	2

▪
Implementation of O&M reduction measures added approximately $0.17 per share ($85 million) in the third quarter of 2009.  The majority of the O&M reductions were realized from lower labor costs; reduced non-pension employee benefits; use of fewer contractors; and general company-wide cost control measures. O&M reductions at the distribution subsidiaries and the generation subsidiaries  (including allocated savings from Corporate Shared Services) were approximately $0.08 per share ($40 million) and $0.09 per share ($45 million), respectively.  On a year-to-date basis, O&M reductions totaled approximately $0.48 per share ($242 million) – distribution subsidiaries accounted for approximately $0.27 per share ($136 million) while the generation subsidiaries accounted for approximately $0.21 per share ($106 million).

▪
Under the Ohio RCP, the Ohio utilities were permitted to defer up to $150 million per year in distribution reliability expenses through December 2008.  The absence of these deferrals in the third quarter of 2009 reduced earnings by $0.09 per share compared to the same period last year.

▪
Higher pension expense in the third quarter of 2009 reduced earnings by $0.11 per share. Reduced pension plan asset value, due to market performance during 2008, resulted in a decrease in the plan’s funded status, leading to increased expense in 2009.

▪	Incremental property additions increased depreciation expense by $0.04 per share.

▪	Lower general taxes increased earnings by $0.02 per share, primarily due to lower kilowatt-hour, gross receipts, and payroll taxes.

▪
Higher nuclear decommissioning trust income increased earnings by $0.23 per share. The gain realized from the sale of securities held in the trusts was due to a strategic repositioning of the assets to limit risks to the trusts and capture the strong market performance during the first nine months in 2009. Increased investment income from corporate-owned life insurance (COLI) contributed $0.02 per share to earnings.

▪
Net financing costs (excluding a premium on early partial redemption of FE Corp. notes due 2011) reduced earnings by $0.01 per share. Higher interest expense reduced earnings by $0.05 per share primarily due to interest associated with the issuance of first mortgage bonds (FMBs) and senior notes at the distribution companies in the fourth quarter of 2008 and the first nine months of 2009.  Higher capitalized interest related to the construction program increased earnings by $0.04 per share.

▪	Earnings in the third quarter of 2008 included tax adjustments that increased earnings in that quarter by $0.12 per share when compared to the third quarter of 2009.

▪
Three special items were recognized during the third quarter of 2009: (i) a $0.30 per share decrease in earnings for costs associated with the early retirement of $1.2 billion of debt at FirstEnergy Corp.; (ii) a $0.07 per share decrease in earnings associated with organizational restructuring charges; and (iii) a $0.03 per share increase in earnings related to an adjustment to the impairment of securities held in trust for nuclear decommissioning activities.

Consolidated Report to the Financial Community - 3rd Quarter 2009	3

2009 Earnings Guidance

Normalized non-GAAP* earnings guidance for 2009, excluding special items, is narrowed from $3.70 to $3.85 per share to $3.70 to $3.80 per share.  Year-to-date normalized non-GAAP earnings now stand at $3.00 per share.

* The 2009 GAAP to non-GAAP reconciliation statements can be found on page 14 of this report and all GAAP to non-GAAP reconciliation statements are available on the Investor Information section of FirstEnergy Corp.'s Web site at www.firstenergycorp.com/ir.

For additional information, please contact:

Ronald E. Seeholzer	Irene M. Prezelj	Rey Y. Jimenez
Vice President, Investor Relations	Director, Investor Relations	Manager, Investor Relations
(330) 384-5415	(330) 384-3859	(330) 761-4239

Consolidated Report to the Financial Community - 3rd Quarter 2009	4

FirstEnergy Corp.
Consolidated Statements of Income
(Unaudited)
 (In millions, except for per share amounts)

		Three Months Ended September 30			Nine Months Ended September 30
		2009	2008	Change	2009	2008	Change
	Revenues
(1)	Electric utilities	$2,940	$3,469	$(529)	$8,751	$9,247	$(496)
(2)	Unregulated businesses	468	435	33	1,262	1,179	83
(3)	Total Revenues	3,408	3,904	(496)	10,013	10,426	(413)

	Expenses
(4)	Fuel	302	356	(54)	890	1,000	(110)
(5)	Purchased power	1,313	1,306	7	3,480	3,376	104
(6)	Other operating expenses	665	794	(129)	2,103	2,374	(271)
(7)	Provision for depreciation	188	168	20	550	500	50
(8)	Amortization of regulatory assets	261	291	(30)	903	795	108
(9)	Deferral of new regulatory assets	-	(58)	58	(136)	(261)	125
(10)	General taxes	192	201	(9)	587	596	(9)
(11)	Total Expenses	2,921	3,058	(137)	8,377	8,380	(3)
(12)	Operating Income	487	846	(359)	1,636	2,046	(410)

	Other Income (Expense)
(13)	Investment income, net	191	40	151	207	73	134
(14)	Interest expense	(355)	(192)	(163)	(755)	(559)	(196)
(15)	Capitalized interest	35	15	20	96	36	60
(16)	Total Other Expense	(129)	(137)	8	(452)	(450)	(2)
(17)	Income Before Income Taxes	358	709	(351)	1,184	1,596	(412)
(18)	Income taxes	128	238	(110)	430	585	(155)
(19)	Net Income	230	471	(241)	754	1,011	(257)
(20)	Less: Noncontrolling interest income (loss)	(4)	-	(4)	(14)	1	(15)
(21)	Earnings Available to FirstEnergy Corp.	$234	$471	$(237)	$768	$1,010	$(242)

(22)	Earnings Per Share of Common Stock
(23)	Basic	$0.77	$1.55	$(0.78)	$2.52	$3.32	$(0.80)
(24)	Diluted	$0.77	$1.54	$(0.77)	$2.51	$3.29	$(0.78)

(25)	Weighted Average Number of
	Common Shares Outstanding
(26)	Basic	304	304	-	304	304	-
(27)	Diluted	306	307	(1)	306	307	(1)

Consolidated Report to the Financial Community - 3rd Quarter 2009	5

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
 (In millions)

		Three Months Ended September 30, 2009

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,067	$444	$737	$-	$3,248
(2)	Other	136	46	2	(24)	160
(3)	Internal revenues	-	617	-	(617)	-
(4)	Total Revenues	2,203	1,107	739	(641)	3,408

	Expenses
(5)	Fuel	-	302	-	-	302
(6)	Purchased power	1,011	205	714	(617)	1,313
(7)	Other operating expenses	373	331	(9)	(30)	665
(8)	Provision for depreciation	112	69	-	7	188
(9)	Amortization of regulatory assets	244	-	17	-	261
(10)	Deferral of new regulatory assets	-	-	-	-	-
(11)	General taxes	160	27	2	3	192
(12)	Total Expenses	1,900	934	724	(637)	2,921
(13)	Operating Income	303	173	15	(4)	487

	Other Income (Expense)
(14)	Investment income (loss)	46	159	-	(14)	191
(15)	Interest expense	(118)	(46)	-	(191)	(355)
(16)	Capitalized interest	1	18	-	16	35
(17)	Total Other Income (Expense)	(71)	131	-	(189)	(129)

(18)	Income Before Income Taxes	232	304	15	(193)	358
(19)	Income tax expense	93	121	6	(92)	128
(20)	Net Income	139	183	9	(101)	230
(21)	Less: Noncontrolling interest loss	-	-	-	(4)	(4)
(22)	Earnings (Loss) Available to FirstEnergy Corp.	$139	$183	$9	$(97)	$234

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission
	revenues and expenses related to the delivery of generation load.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses,
	noncontrolling interests and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 3rd Quarter 2009	6

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended September 30, 2008

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$2,487	$381	$781	$-	$3,649
(2)	Other	170	79	32	(26)	255
(3)	Internal revenues	-	786	-	(786)	-
(4)	Total Revenues	2,657	1,246	813	(812)	3,904

	Expenses
(5)	Fuel	-	356	-	-	356
(6)	Purchased power	1,248	221	623	(786)	1,306
(7)	Other operating expenses	430	285	110	(31)	794
(8)	Provision for depreciation	99	67	-	2	168
(9)	Amortization of regulatory assets	263	-	28	-	291
(10)	Deferral of new regulatory assets	(76)	-	18	-	(58)
(11)	General taxes	169	26	1	5	201
(12)	Total Expenses	2,133	955	780	(810)	3,058
(13)	Operating Income	524	291	33	(2)	846

	Other Income (Expense)
(14)	Investment income (loss)	48	13	1	(22)	40
(15)	Interest expense	(102)	(44)	(1)	(45)	(192)
(16)	Capitalized interest	1	13	-	1	15
(17)	Total Other Expense	(53)	(18)	-	(66)	(137)

(18)	Income Before Income Taxes	471	273	33	(68)	709
(19)	Income taxes	188	109	14	(73)	238
(20)	Net Income	283	164	19	5	471
(21)	Less: Noncontrolling interest income	-	-	-	-	-
(22)	Earnings Available to FirstEnergy Corp.	$283	$164	$19	$5	$471

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission
	revenues and expenses related to the delivery of generation load.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses,
	noncontrolling interests and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 3rd Quarter 2009	7

FirstEnergy Corp.
Consolidated Income Segments
(Unaudited)
(In millions)

		Three Months Ended Sep. 30, 2009 vs. Three Months Ended Sep. 30, 2008

				Ohio
		Energy	Competitive	Transitional	Other &
		Delivery	Energy	Generation	Reconciling
		Services (a)	Services (b)	Services (c)	Adjustments (d)	Consolidated
	Revenues
(1)	Electric sales	$(420)	$63	$(44)	$-	$(401)
(2)	Other	(34)	(33)	(30)	2	(95)
(3)	Internal revenues	-	(169)	-	169	-
(4)	Total Revenues	(454)	(139)	(74)	171	(496)

	Expenses
(5)	Fuel	-	(54)	-	-	(54)
(6)	Purchased power	(237)	(16)	91	169	7
(7)	Other operating expenses	(57)	46	(119)	1	(129)
(8)	Provision for depreciation	13	2	-	5	20
(9)	Amortization of regulatory assets	(19)	-	(11)	-	(30)
(10)	Deferral of new regulatory assets	76	-	(18)	-	58
(11)	General taxes	(9)	1	1	(2)	(9)
(12)	Total Expenses	(233)	(21)	(56)	173	(137)
(13)	Operating Income	(221)	(118)	(18)	(2)	(359)

	Other Income (Expense)
(14)	Investment income (loss)	(2)	146	(1)	8	151
(15)	Interest expense	(16)	(2)	1	(146)	(163)
(16)	Capitalized interest	-	5	-	15	20
(17)	Total Other Income (Expense)	(18)	149	-	(123)	8

(18)	Income Before Income Taxes	(239)	31	(18)	(125)	(351)
(19)	Income taxes	(95)	12	(8)	(19)	(110)
(20)	Net Income	(144)	19	(10)	(106)	(241)
(21)	Less: Noncontrolling interest income (loss)	-	-	-	(4)	(4)
(22)	Earnings Available to FirstEnergy Corp.	$(144)	$19	$(10)	$(102)	$(237)

(a)	Consists of regulated transmission and distribution operations, including transition cost recovery, and provider of last resort
	generation service for FirstEnergy's Pennsylvania and New Jersey electric utility subsidiaries.
(b)	Consists of unregulated generation and commodity operations, including competitive electric sales, and generation sales to
	affiliated electric utilities.
(c)	Represents provider of last resort generation service by FirstEnergy's Ohio electric utility subsidiaries and MISO transmission
	revenues and expenses related to the delivery of generation load.
(d)	Consists primarily of interest expense related to holding company debt, corporate support services revenues and expenses,
	noncontrolling interests and elimination of intersegment transactions.

Consolidated Report to the Financial Community - 3rd Quarter 2009	8

FirstEnergy Corp.
Financial Statements
(Unaudited)
 (In millions)

Condensed Consolidated Balance Sheets

	As of	As of
Assets	Sep. 30, 2009	Dec. 31, 2008
Current Assets:
Cash and cash equivalents	$838	$545
Receivables	1,392	1,471
Other	1,540	1,037
Total Current Assets	3,770	3,053

Property, Plant and Equipment	18,749	17,723
Investments	3,107	3,017
Deferred Charges and Other Assets	9,048	9,728
Total Assets	$34,674	$33,521

Liabilities and Capitalization
Current Liabilities:
Currently payable long-term debt	$2,020	$2,476
Short-term borrowings	1,653	2,397
Accounts payable	692	794
Other	1,371	1,431
Total Current Liabilities	5,736	7,098

Capitalization:
Total equity	8,493	8,315
Long-term debt and other long-term obligations	11,647	9,100
Total Capitalization	20,140	17,415
Noncurrent Liabilities	8,798	9,008
Total Liabilities and Capitalization	$34,674	$33,521

General Information
	Three Months Ended Sep. 30		Nine Months Ended Sep. 30

	2009	2008	2009	2008
Debt redemptions	$(1,332)	$(14)	$(2,213)	$(733)
New long-term debt issues	$2,472	$82	$4,151	$631
Short-term borrowings increase (decrease)	$(764)	$(216)	$(764)	$1,489
Property additions	$(432)	$(560)	$(1,575)	$(2,177)

Adjusted Capitalization
	As of September 30, 2009			As of December 31, 2008
			% Total			% Total
Total equity	$8,493	*	35%	$8,315	**	36%
Long-term debt and other long-term obligations	11,647		48%	9,100		40%
Currently payable long-term debt	2,020		8%	2,476		11%
Short-term borrowings	1,653		7%	2,397		10%
Adjustments:
Sale-leaseback net debt equivalents	1,428		6%	1,428		6%
JCP&L securitization debt and cash	(1,144)		-4%	(842)		-3%
Total	$24,097		100%	$22,874		100%

*Includes $(1,401) million of Accumulated Other Comprehensive Loss
**Includes $(1,380) million of Accumulated Other Comprehensive Loss

Consolidated Report to the Financial Community - 3rd Quarter 2009	9

FirstEnergy Corp.
Financial Statements
(Unaudited)
 (In millions)

Condensed Consolidated Statements of Cash Flows
	Three Months Ended Sep. 30		Nine Months Ended Sep. 30
	2009	2008	2009	2008
Cash flows from operating activities
Net income	$230	$471	$754	$1,011
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and net amortization of regulatory assets	449	401	1,317	1,034
Deferred purchased power and other costs	(100)	(43)	(235)	(138)
Deferred income taxes and investment tax credits, net	352	149	421	278
Deferred rents and lease market valuation liability	39	39	(20)	(62)
Cash collateral, net	(133)	(46)	(85)	21
Electric service prepayment programs	-	(19)	(10)	(58)
Pension trust contribution	(500)	-	(500)	-
Change in working capital and other	25	160	(178)	(655)
Cash flows provided from operating activities	362	1,112	1,464	1,431
Cash flows provided from (used for) financing activities	191	(316)	617	911
Cash flows used for investing activities	(615)	(685)	(1,788)	(2,290)
Net change in cash and cash equivalents	$(62)	$111	$293	$52

Deferrals and Amortizations
	Three Months Ended Sep. 30			Nine Months Ended Sep. 30
	2009	2008	Change	2009	2008	Change
Ohio Rate Certainty Plan Amortizations (Deferrals)
Ohio transition costs	$5	$86	$(81)	$70	$231	$(161)
Shopping incentives & interest	26	26	-	228	68	160
RCP distribution reliability costs and interest	(3)	(46)	43	(14)	(130)	116
RCP fuel & interest	(5)	14	(19)	(9)	7	(16)

Ohio Amended ESP Amortizations (Deferrals)
Uncollectible customer accounts	$5	$-	$5	$(2)	$-	$(2)
Economic development costs & interest	19	-	19	25	-	25
Generation cost rider true-up & interest	(23)	-	(23)	(13)	-	(13)
CEI fuel & interest	-	-	-	(141)	-	(141)
Distribution reliability	12	-	12	12	-	12

Ohio Transmission Amortization
MISO transmission costs	$10	$28	$(18)	$96	$43	$53

Pennsylvania Amortizations (Deferrals)
PJM transmission costs	$61	$(14)	$75	$92	$(83)	$175
NUG costs	23	10	13	64	32	32

New Jersey Amortization
NUG costs	$72	$80	$(8)	$198	$208	$(10)

Consolidated Report to the Financial Community - 3rd Quarter 2009	10

FirstEnergy Corp.
Statistical Summary
(Unaudited)

Electric Sales Statistics (kWh in millions)
		Three Months Ended Sep. 30			Nine Months Ended Sep. 30
Electric Distribution Deliveries		2009	2008	Change	2009	2008	Change
Ohio	- Residential	4,083	4,508	-9.4%	12,599	13,114	-3.9%
	- Commercial	3,647	3,974	-8.2%	10,695	11,383	-6.0%
	- Industrial	4,813	5,782	-16.8%	13,849	17,193	-19.4%
	- Other	82	93	-11.8%	262	277	-5.4%
	Total Ohio	12,625	14,357	-12.1%	37,405	41,967	-10.9%
Pennsylvania	- Residential	2,702	2,867	-5.8%	8,637	8,797	-1.8%
	- Commercial	2,833	2,973	-4.7%	8,266	8,588	-3.7%
	- Industrial	2,201	2,548	-13.6%	6,480	7,723	-16.1%
	- Other	20	20	0.0%	60	61	-1.6%
	Total Pennsylvania	7,756	8,408	-7.8%	23,443	25,169	-6.9%
New Jersey	- Residential	2,727	2,971	-8.2%	7,123	7,523	-5.3%
	- Commercial	2,568	2,699	-4.9%	7,060	7,343	-3.9%
	- Industrial	616	717	-14.1%	1,855	2,133	-13.0%
	- Other	22	22	0.0%	65	66	-1.5%
	Total New Jersey	5,933	6,409	-7.4%	16,103	17,065	-5.6%
Total Residential		9,512	10,346	-8.1%	28,359	29,434	-3.7%
Total Commercial		9,048	9,646	-6.2%	26,021	27,314	-4.7%
Total Industrial		7,630	9,047	-15.7%	22,184	27,049	-18.0%
Total Other		124	135	-8.1%	387	404	-4.2%
Total Distribution Deliveries		26,314	29,174	-9.8%	76,951	84,201	-8.6%
Electric Sales Shopped
Ohio	- Residential	636	596	6.7%	637	1,616	-60.6%
	- Commercial	722	896	-19.4%	725	2,545	-71.5%
	- Industrial	1,239	686	80.6%	1,247	1,976	-36.9%
	Total Ohio	2,597	2,178	19.2%	2,609	6,137	-57.5%
Pennsylvania	- Residential	46	31	48.4%	127	92	38.0%
	- Commercial	200	187	7.0%	605	568	6.5%
	- Industrial	415	526	-21.1%	1,218	1,599	-23.8%
	Total Pennsylvania	661	744	-11.2%	1,950	2,259	-13.7%
New Jersey	- Commercial	1,154	676	70.7%	2,645	1,849	43.1%
	- Industrial	496	552	-10.1%	1,432	1,644	-12.9%
	Total New Jersey	1,650	1,228	34.4%	4,077	3,493	16.7%
Total Electric Sales Shopped		4,908	4,150	18.3%	8,636	11,889	-27.4%
Electric Generation Sales
Retail - Regulated		21,406	25,024	-14.5%	68,315	72,312	-5.5%
Retail - Competitive		3,500	2,961	18.2%	5,888	8,623	-31.7%
Total Retail		24,906	27,985	-11.0%	74,203	80,935	-8.3%
Wholesale		6,350	7,074	-10.2%	16,538	18,336	-9.8%
Total Electric Generation Sales		31,256	35,059	-10.8%	90,741	99,271	-8.6%

Operating Statistics	Three Months Ended Sep. 30			Nine Months Ended Sep. 30
	2009	2008		2009	2008
Capacity Factors:
Nuclear	98.7%	99.4%		84.4%	90.7%
Fossil - Baseload	71.9%	91.5%		74.0%	83.9%
Fossil - Load Following	23.0%	65.4%		30.9%	64.9%
Generation Output:
Nuclear	50.5%	39.5%		44.6%	38.8%
Fossil - Baseload	40.8%	40.8%		43.3%	40.3%
Fossil - Load Following	8.7%	19.5%		12.1%	20.8%
Peaking	0.0%	0.3%		0.0%	0.1%

	Three Months Ended Sep. 30			Nine Months Ended Sep. 30
Weather	2009	2008	Normal	2009	2008	Normal
Composite Heating-Degree-Days	70	46	92	3,630	3,526	3,627
Composite Cooling-Degree-Days	538	628	650	734	882	887

Consolidated Report to the Financial Community - 3rd Quarter 2009	11

FirstEnergy Corp.
Statistical Summary
(Unaudited)

Summary of Generation Sales and Power Purchases

Generation Sales	3Q 2009			3Q 2008			Change
(In thousands of MWH)	FES	3rd Party	Total	FES	3rd Party	Total	FES	3rd Party	Total
Retail Sales
FES Retail -
OH Franchise	1,927		1,927	1,980		1,980	(53)		(53)
Penn Power	419		419	433		433	(14)		(14)
Non-Franchise	1,154		1,154	548		548	606		606
Total FES Retail	3,500		3,500	2,961		2,961	539		539
Ohio Edison	2,835	1,726	4,561	5,396	2	5,398	(2,561)	1,724	(837)
CEI	2,134	1,332	3,466	4,471	1	4,472	(2,337)	1,331	(1,006)
Toledo Edison	1,262	739	2,001	2,309	-	2,309	(1,047)	739	(308)
Subtotal - OH	6,231	3,797	10,028	12,176	3	12,179	(5,945)	3,794	(2,151)
Penn Power	(19)	485	466	132	415	547	(151)	70	(81)
Penelec	1,773	1,420	3,193	1,556	1,897	3,453	217	(477)	(260)
Met-Ed	2,057	1,379	3,436	1,769	1,895	3,664	288	(516)	(228)
Subtotal - PA	3,811	3,284	7,095	3,457	4,207	7,664	354	(923)	(569)
JCPL	-	4,283	4,283	-	5,181	5,181	-	(898)	(898)
Total Retail Sales	13,542	11,364	24,906	18,594	9,391	27,985	(5,052)	1,973	(3,079)
Wholesale Sales
FES -
MISO	3,620		3,620	3,240		3,240	380		380
PJM	602		602	1,103		1,103	(501)		(501)
Total FES	4,222		4,222	4,343		4,343	(121)		(121)
Met-Ed		530	530		591	591		(61)	(61)
Penelec		798	798		786	786		12	12
JCPL		800	800		1,216	1,216		(416)	(416)
Other	-	-	-	138	-	138	(138)	-	(138)
Total Wholesale Sales	4,222	2,128	6,350	4,481	2,593	7,074	(259)	(465)	(724)
Total Generation Sales	17,764	13,492	31,256	23,075	11,984	35,059	(5,311)	1,508	(3,803)

Power Purchases	3Q 2009			3Q 2008			Change
(In thousands of MWH)	FES	3rd Party	Total	FES	3rd Party	Total	FES	3rd Party	Total
FES -
MISO	-		-	818		818	(818)		(818)
PJM	1,506		1,506	1,403		1,403	103		103
Total FES	1,506		1,506	2,221		2,221	(715)		(715)
Ohio Edison		1,812	1,812		2	2		1,810	1,810
CEI		1,399	1,399		1	1		1,398	1,398
Toledo Edison		776	776		-	-		776	776
Subtotal - OH		3,987	3,987		3	3		3,984	3,984
Penn Power		509	509		435	435		74	74
Penelec		2,235	2,235		2,777	2,777		(542)	(542)
Met-Ed		1,969	1,969		2,581	2,581		(612)	(612)
Subtotal - PA		4,713	4,713		5,793	5,793		(1,080)	(1,080)
JCPL		5,416	5,416		6,653	6,653		(1,237)	(1,237)
Total	1,506	14,116	15,622	2,221	12,449	14,670	(715)	1,667	952

Consolidated Report to the Financial Community - 3rd Quarter 2009	12

FirstEnergy Corp.
Statistical Summary
(Unaudited)

Summary of Generation Sales and Power Purchases

Generation Sales	Sep. YTD 2009			Sep. YTD 2008			Change
(In thousands of MWH)	FES	3rd Party	Total	FES	3rd Party	Total	FES	3rd Party	Total
Retail Sales
FES Retail -
OH Franchise	1,927		1,927	5,463		5,463	(3,536)		(3,536)
Penn Power	1,201		1,201	1,386		1,386	(185)		(185)
Non-Franchise	2,760		2,760	1,774		1,774	986		986
Total FES Retail	5,888		5,888	8,623		8,623	(2,735)		(2,735)
Ohio Edison	11,665	4,266	15,931	15,912	8	15,920	(4,247)	4,258	11
CEI	8,959	3,255	12,214	13,058	3	13,061	(4,099)	3,252	(847)
Toledo Edison	4,899	1,752	6,651	6,843	6	6,849	(1,944)	1,746	(198)
Subtotal - OH	25,523	9,273	34,796	35,813	17	35,830	(10,290)	9,256	(1,034)
Penn Power	225	1,331	1,556	696	989	1,685	(471)	342	(129)
Penelec	5,641	4,116	9,757	4,785	5,656	10,441	856	(1,540)	(684)
Met-Ed	6,092	4,088	10,180	5,138	5,646	10,784	954	(1,558)	(604)
Subtotal - PA	11,958	9,535	21,493	10,619	12,291	22,910	1,339	(2,756)	(1,417)
JCPL	-	12,026	12,026	-	13,572	13,572	-	(1,546)	(1,546)
Total Retail Sales	43,369	30,834	74,203	55,055	25,880	80,935	(11,686)	4,954	(6,732)
Wholesale Sales
FES -
MISO	8,604		8,604	7,047		7,047	1,557		1,557
PJM	1,544		1,544	3,474		3,474	(1,930)		(1,930)
Total FES	10,148		10,148	10,521		10,521	(373)		(373)
Met-Ed		1,622	1,622		1,756	1,756		(134)	(134)
Penelec		2,303	2,303		2,261	2,261		42	42
JCPL		2,464	2,464		3,427	3,427		(963)	(963)
Other	1	-	1	371	-	371	(370)	-	(370)
Total Wholesale Sales	10,149	6,389	16,538	10,892	7,444	18,336	(743)	(1,055)	(1,798)
Total Generation Sales	53,518	37,223	90,741	65,947	33,324	99,271	(12,429)	3,899	(8,530)

Power Purchases	Sep. YTD 2009			Sep. YTD 2008			Change
(In thousands of MWH)	FES	3rd Party	Total	FES	3rd Party	Total	FES	3rd Party	Total
FES -
MISO	1,407		1,407	3,997		3,997	(2,590)		(2,590)
PJM	4,780		4,780	4,387		4,387	393		393
Total FES	6,187		6,187	8,384		8,384	(2,197)		(2,197)
Ohio Edison		4,479	4,479		8	8		4,471	4,471
CEI		3,418	3,418		3	3		3,415	3,415
Toledo Edison		1,839	1,839		6	6		1,833	1,833
Subtotal - OH		9,736	9,736		17	17		9,719	9,719
Penn Power		1,397	1,397		1,037	1,037		360	360
Penelec		6,571	6,571		8,202	8,202		(1,631)	(1,631)
Met-Ed		5,889	5,889		7,685	7,685		(1,796)	(1,796)
Subtotal - PA		13,857	13,857		16,924	16,924		(3,067)	(3,067)
JCPL		15,356	15,356		18,088	18,088		(2,732)	(2,732)
Total	6,187	38,949	45,136	8,384	35,029	43,413	(2,197)	3,920	1,723

Consolidated Report to the Financial Community - 3rd Quarter 2009	13

FirstEnergy Corp.
Special Items, EPS Reconciliations and Liquidity
(Unaudited)
 (In millions, except for per share amounts)

Special Items
	Three Months Ended Sep. 30			Nine Months Ended Sep. 30
	2009		2008	2009	2008
Pre-tax Items - Income Increase (Decrease)
Regulatory charges (a)	$(2)		$-	$(263)	$-
Trust securities impairment (b)	17		(25)	(22)	(63)
Organizational restructuring/strike costs (c)	(37)		-	(67)	-
Gain on sale of non-core assets (d)	-		-	254	32
Litigation settlement (d)	-		-	-	15
Debt call premium/hedge write-off (e)	(139)		-	(142)	-
Total-Pretax Items	$(161)		$(25)	$(240)	$(16)
Income tax resolution	$-		$-	$13	$-
EPS Effect	$(0.34)		$(0.05)	$(0.48)	$(0.03)
(a)	$216 million included in "Amortization of regulatory	(d)	Included in "Revenues-Other"
assets"; $10 million included in "Purchased power";		(e)	Included in "Interest expense"
$37 million included in "Other operating expenses"
(b) Included in "Investment income"
(c)	$65 million included in "Other operating expenses";
$2 million included in "General taxes"

2009 Earnings Per Share (EPS)
(Reconciliation of GAAP to Non-GAAP)

	ACTUAL Three Months Ended Sep. 30	ACTUAL Nine Months Ended Sep. 30	Guidance for Year 2009

Basic EPS (GAAP basis)	$0.77	$2.52	$3.71 - $3.81
Excluding Special Items:
Regulatory charges	-	0.56	0.56
Trust securities impairment	(0.03)	0.04	0.04
Organizational restructuring/strike costs	0.07	0.14	0.14
Debt redemption premiums	0.30	0.30	0.30
Income tax resolution	-	(0.04)	(0.53)
Gain on sale of non-core assets	-	(0.52)	(0.52)
Basic EPS (Non-GAAP basis)	$1.11	$3.00	$3.70 - $3.80

Liquidity position as of October 23, 2009

Company	Type	Maturity	Amount (M)	Available (M)
FirstEnergy(1)	Revolving	Aug. 2012	$2,750	$1,124
FirstEnergy & FirstEnergy Solutions	Bank Lines	Various(2)	120	20
OH & PA Utilities	Receivables Financing	Various(3)	550	306
(1) FirstEnergy Corp. and subsidiary borrowers		Subtotal:	$3,420	$1,450
(2) $100M matures March 31, 2011; $20M uncommitted line of credit with no		Cash:	-	893
maturity date		Total:	$3,420	$2,343
(3) $370 matures February 22, 2010; $180M matures December 18, 2009

Consolidated Report to the Financial Community - 3rd Quarter 2009	14

Recent Developments

Financial Matters

Rating Agency Update
On August 3, 2009, Moody's Investor Service upgraded the senior secured debt ratings of FirstEnergy’s seven regulated utilities as follows:  CEI  and TE were upgraded to Baa1 from Baa2, and Jersey Central Power & Light Company (JCP&L), Met-Ed, OE, Penelec and Pennsylvania Power Company (Penn) were upgraded to A3 from Baa1.

Financing Activities
On August 7, 2009, FES issued 5, 12 and 30-year unsecured senior notes totaling $1.5 billion. The notes bear interest at an annual rate of 4.80%, 6.05%, and 6.80%, respectively. Proceeds were used to pay down borrowings under the FirstEnergy companies’ Revolving Credit Facility and other general corporate purposes.

On August 14, 2009, $177 million of pollution control revenue bonds (PCRBs) were issued on behalf of FirstEnergy Generation Corp. (FGCO) relating to air quality compliance expenditures at the Sammis Plant. The bonds have a fixed rate coupon of 5.7% and a maturity date of August 1, 2020.

On August 18, 2009, CEI issued $300 million of FMBs.  The FMBs have a coupon rate of 5.5% and a maturity date of August 15, 2024. A portion of the proceeds will be used to replace $150 million of CEI’s 7.43% Series D Secured Notes due 2009. The remaining proceeds were used to repay a portion of CEI’s short-term borrowings and other general corporate purposes.

On September 1, 2009, FirstEnergy Corp. completed a cash tender offer for $1.2 billion of 6.45% notes, Series B, due 2011. $250 million is left outstanding on the 2011 6.45% FE Corp. notes.

On September 2, 2009, FirstEnergy’s regulated utilities contributed $500 million to the pension plan.

On September 30, 2009, Penelec issued $500 million of unsecured notes with $250 million maturing in 2020 and $250 million maturing in 2038. The 2020 and 2038 coupons were 5.20% and 6.15%, respectively. Proceeds were used to pay down short-term borrowings, including $250 million borrowed under the FirstEnergy companies’ Revolving Credit Facility.

On October 1, 2009, FGCO and FirstEnergy Nuclear Generation Corp. (NGC), purchased $81.6 million of PCRBs subject to mandatory purchase.  Subject to market conditions, FGCO and NGC plan to remarket the purchased PCRBs in the near future.

Summary of New Issuances
Obligor	Principal (in millions)	Rate	Interest Rate Mode	Maturity Date
FES	$400	4.80%	Fixed	2/15/2015
FES	$600	6.05%	Fixed	8/15/2021
FES	$500	6.80%	Fixed	8/15/2039
FGCO	$177	5.70%	Fixed	8/1/2020
CEI	$300	5.50%	Fixed	8/15/2024
Penelec	$250	5.20%	Fixed	4/1/2020
Penelec	$250	6.15%	Fixed	10/1/2038

Consolidated Report to the Financial Community - 3rd Quarter 2009	15

Regulatory Matters

Ohio Regulatory Update
On August 6, 2009, the Public Utilities Commission of Ohio (PUCO) withdrew proposed rules it had forwarded to the Joint Committee on Agency Rules Review (JCARR) regarding implementation of the alternative energy portfolio standards created by Senate Bill 221, incorporating energy efficiency requirements, long-term forecasting and planning for greenhouse gas reporting and carbon dioxide control. On October 15, 2009, the PUCO issued modified rules.  On October 16 and October 19, 2009, the PUCO submitted revised rules to JCARR for review.

On August 19, 2009, the PUCO approved the Ohio Utilities’ (OE, CEI and TE) proposal to accelerate the recovery of deferred costs. The principal amount plus carrying charges through August 31, 2009, for these deferrals was approximately $300 million.  Accelerated recovery began September 1, 2009, for collection during the 18 non-summer months through May 31, 2011.

On September 2, 2009, FirstEnergy announced a second Request for Proposal (RFP) to secure Renewable Energy Credits (RECs) for customers of the Ohio Utilities. The RFP includes solar and other renewable energy RECs generated in Ohio. The RECs, combined with those acquired in an initial RFP conducted earlier this year, will be used to help meet the renewable energy requirements established under Senate Bill 221 for 2009, 2010, and 2011.

On October 20, 2009, the Ohio Utilities filed an application with the PUCO for a Market Rate Offer (MRO) to provide electric generation service to retail customers who do not choose alternative energy suppliers. The proposed MRO establishes a Competitive Bidding Process (CBP) to secure generation supply and pricing beginning June 1, 2011. The MRO filing proposes a descending clock, slice-of-system auction similar to the one conducted in May 2009, with a staggered solicitation process.  Solicitations would occur in June and October 2010 for 12, 24 and 36 month products, and would transition into a process in which one-third of the load for the Ohio utilities would be procured each year for three-year products.  The Ohio Utilities have requested PUCO approval by January 18, 2010.

New Jersey Solar Renewable Energy Certificates
On July 30, 2009, JCP&L in collaboration with another New Jersey electric utility, Atlantic City Electric Company (ACE), announced an RFP to secure Solar Renewable Energy Certificates (SREC) as part of the New Jersey Board of Public Utilities' effort to support new solar energy projects. The RFP process was established to help create long-term agreements to purchase and sell SRECs to provide a stable basis for financing new solar generation projects in the companies' service areas. A total of 61 megawatts (MW) of solar generating capacity – 19 for ACE and 42 MW for JCP&L – will be solicited to help meet New Jersey Renewable Portfolio Standards. The first solicitation was conducted in August 2009; subsequent solicitations will occur over the next three years.

Met-Ed and Penelec Default Service Plan
On August 12, 2009, Met-Ed and Penelec filed a settlement agreement with the Pennsylvania Public Utility Commission (PPUC) for the generation procurement plan covering the period January 1, 2011, through May 31, 2013, reflecting settlement on all but two issues. The settlement plan is designed to provide adequate and reliable service as required by Pennsylvania law through a prudent mix of long-term, short-term and spot-market generation supply as required by Act 129. The settlement plan proposes a staggered procurement schedule, which varies by customer class. If approved, generation procurement would begin in January 2010.

On September 2, 2009, the Administrative Law Judge (ALJ) issued a Recommended Decision (RD) and adopted the two companies’ positions on two reserved issues.  Exceptions to the ALJ RD were filed on September 22, 2009, with reply exceptions being filed on October 2, 2009.  The PPUC final decision is expected in November 2009.

Consolidated Report to the Financial Community - 3rd Quarter 2009	16

Pennsylvania Smart Meter Plan
On August 14, 2009, Penn, Met-Ed and Penelec (the Companies) filed a Smart Meter Technology, Procurement and Installation Plan with the PPUC as required by Act 129.  The plan includes proposed tariff riders to recover the costs of implementation of the plan and an assessment period of 24 months to assess needs, select technology, secure vendors, train personnel, install and support test equipment and establish a detailed meter deployment schedule consistent with the requirements of Act 129.  At the end of the assessment period, the Companies will submit to the PPUC a supplement to the plan to set forth in detail the Companies’ proposal for the full scale deployment of smart meters. The Companies are asking the PPUC to approve, as part of the plan, both the proposed recovery mechanism and the recovery of costs of the assessment period, currently estimated at $29.5 million, through such mechanism. A PPUC technical conference was conducted on October 20, 2009, evidentiary hearings are scheduled for mid-November and the ALJ’s RD is expected in late January 2010.

Operational Matters

Fremont Energy Center
On September 22, 2009, FirstEnergy announced it expects to complete construction of the Fremont Energy Center by the end of 2010.  Originally acquired in January 2008, the Fremont Energy Center includes two natural gas combined-cycle combustion turbines and a steam turbine capable of producing 544 MW of load-following capacity and 163 MW of peaking capacity. With the accelerated construction schedule, the remaining cost to complete the project is expected to be $180 million.

Nuclear Outage
On October 12, 2009, the Beaver Valley Nuclear Power Station Unit 2, located in Shippingport, Pennsylvania, began a scheduled refueling and maintenance outage. During the outage, 60 of the 157 fuel assemblies will be exchanged and safety inspections conducted.  In addition, numerous improvement projects will be completed to ensure continued safe and reliable operations.  Prior to the outage, the unit had operated safely and reliably for 350 consecutive days.

PJM Regional Transmission Organization (RTO) Integration
On August 17, 2009, FirstEnergy filed an application with the Federal Energy Regulatory Commission (FERC) to consolidate its transmission assets and operations into PJM Interconnection (PJM). Currently the company's transmission assets and operations are divided between PJM and the Midwest Independent Transmission System Operator (MISO). The consolidation would move the transmission assets that are part of FirstEnergy's American Transmission Systems, Incorporated (ATSI) subsidiary and the generation assets of FES – which are located within the footprint of the Ohio Utilities and Penn – into PJM.  If approved, the consolidation is expected to facilitate providing customers with the benefits of a more fully developed retail choice market, and the company with the operating efficiencies of a single RTO – with one set of rules, procedures and protocols.  To ensure a definitive ruling at the same time FERC rules on its request to integrate ATSI into PJM, on October 19, 2009, FirstEnergy filed a related complaint with FERC on the issue of allocating Regional Transmission Expansion Plan costs to the ATSI footprint for high-voltage transmission projects approved prior to FirstEnergy’s integration into PJM.

FirstEnergy has requested that FERC rule on its application by December 17, 2009, to provide time to permit management to make a decision on whether to integrate ATSI into PJM prior to the 2010 Base Residual Auction for capacity.  Subject to a satisfactory FERC ruling, the integration is expected to be complete on June 1, 2011, to coincide with delivery of power under the next competitive generation procurement process for the Ohio Utilities.

Voluntary Early Retirement Program
FirstEnergy’s Voluntary Enhanced Retirement Option (VERO) enrollment period concluded September 16, 2009. The VERO was accepted by a total of 397 non-represented employees and 318 union employees.

Consolidated Report to the Financial Community - 3rd Quarter 2009	17

FirstEnergy Solutions Offers Economic Support Program
On September 22, 2009, FES introduced “Powering Our Communities,” an innovative program that offers economic support to communities in the OE, CEI, and TE service areas that purchase discounted electric generation supply from FES through government aggregation programs. The new program will provide up-front grants to local Ohio communities and long-term electric generation price savings.

Smart Grid Proposal
On August 6, 2009, FirstEnergy filed an application for economic stimulus funding with the U.S. Department of Energy under the American Recovery and Reinvestment Act that proposed investing $114 million on smart grid technologies to improve the reliability and interactivity of its electric distribution infrastructure in its three-state service area. The application requests $57 million – which represents half of the funding needed for targeted projects in communities served by FirstEnergy’s electric utility companies.  FirstEnergy will seek to recover the remainder of the funds through retail rates.

Consolidated Report to the Financial Community - 3rd Quarter 2009	18

Forward-looking Statements: This Consolidated Report to the Financial Community includes forward-looking statements based on information currently available to management. Such statements are subject to certain risks and uncertainties. These statements include declarations regarding management's intents, beliefs and current expectations. These statements typically contain, but are not limited to, the terms "anticipate," "potential," "expect," "believe," "estimate" and similar words. Forward-looking statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Actual results may differ materially due to the speed and nature of increased competition in the electric utility industry and legislative and regulatory changes affecting how generation rates will be determined following the expiration of existing rate plans in Pennsylvania, the impact of the Public Utilities Commission of Ohio's regulatory process on the Ohio Companies, associated with the distribution rate case, economic or weather conditions affecting future sales and margins, changes in markets for energy services, changing energy and commodity market prices and availability, replacement power costs being higher than anticipated or inadequately hedged, the continued ability of FirstEnergy's regulated utilities to collect transition and other charges or to recover increased transmission costs, maintenance costs being higher than anticipated, other legislative and regulatory changes, revised environmental requirements, including possible greenhouse gas emission regulations, the potential impacts of the U.S. Court of Appeals' July 11, 2008 decision requiring revisions to the Clean Air Interstate Rules and the scope of any laws, rules or regulations that may ultimately take their place, the uncertainty of the timing and amounts of the capital expenditures needed to, among other things, implement the Air Quality Compliance Plan (including that such amounts could be higher than anticipated or that certain generating units may need to be shut down) or levels of emission reductions related to the Consent Decree resolving the New Source Review litigation or other similar potential regulatory initiatives or actions, adverse regulatory or legal decisions and outcomes (including, but not limited to, the revocation of necessary licenses or operating permits and oversight) by the Nuclear Regulatory Commission, Metropolitan Edison Company's and Pennsylvania Electric Company's transmission service charge filings with the Pennsylvania Public Utility Commission, the continuing availability of generating units and their ability to operate at or near full capacity, the ability to comply with applicable state and federal reliability standards, the ability to accomplish or realize anticipated benefits from strategic goals (including employee workforce initiatives), the ability to improve electric commodity margins and to experience growth in the distribution business, the changing market conditions that could affect the value of assets held in FirstEnergy's nuclear decommissioning trusts, pension trusts and other trust funds, and cause it to make additional contributions sooner, or in an amount that is larger than currently anticipated, the ability to access the public securities and other capital and credit markets in accordance with FirstEnergy's financing plan and the cost of such capital, changes in general economic conditions affecting the company, the state of the capital and credit markets affecting the company, interest rates and any actions taken by credit rating agencies that could negatively affect FirstEnergy's access to financing or its costs or increase its requirements to post additional collateral to support outstanding commodity positions, letters of credit and other financial guarantees, the continuing decline of the national and regional economy and its impact on the company's major industrial and commercial customers, issues concerning the soundness of financial institutions and counterparties with which FirstEnergy does business, and the risks and other factors discussed from time to time in its Securities and Exchange Commission filings, and other similar factors. A credit rating is not a recommendation to buy, sell or hold debt and it may be subject to revision or withdrawal at any time.  Each rating should be evaluated independently of any other rating that may be assigned to our securities.  The foregoing review of factors should not be construed as exhaustive. New factors emerge from time to time, and it is not possible for management to predict all such factors, nor assess the impact of any such factor on FirstEnergy's business or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statements. FirstEnergy expressly disclaims any current intention to update any forward-looking statements contained herein as a result of new information, future events, or otherwise.

Consolidated Report to the Financial Community - 3rd Quarter 2009	19